As filed with the Securities and Exchange Commission on August 9, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
EL PASO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0568816
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

El Paso Building	77002
1001 Louisiana Street	(Zip Code)
Houston, Texas
(Address of Principal Executive Offices)

El PASO CORPORATION
2005 OMNIBUS INCENTIVE COMPENSATION PLAN
(as amended and restated)
(Full title of the plan)

Robert W. Baker
Executive Vice President and General Counsel
El Paso Building
1001 Louisiana Street
Houston, Texas  77002
 (Name and address of agent for service)

(713) 420-2600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer ☑                      Accelerated filer ☐               Non-accelerated filer ☐             Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $3.00 per share	7,000,000 shares	$12.71	$88,970,000	$6,343.56

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated.

(2)
Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of the Registrant’s Common Stock on August 3, 2010, as reported on the New York Stock Exchange, which was $12.71 per share.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 registers 7,000,000 additional shares of common stock, par value $3.00 per share, of El Paso Corporation for issuance under the El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated.  On July 14, 2005, 35,000,000 shares of common stock of El Paso Corporation were originally registered for issuance under the plan pursuant to Registration Statement No. 333-126599 on Form S-8.  On November 9, 2009, an additional 12,500,000 shares of common stock of El Paso Corporation were registered for issuance under the plan pursuant to Registration Statement No. 333-162995 on Form S-8.  The contents of such earlier Registration Statements are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description
5.1+	Validity Opinion of Locke Lord Bissell & Liddell LLP.
23.1+	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).
23.2+	Consent of Ernst & Young LLP.
23.3+	Consent of PricewaterhouseCoopers LLP.
23.4+	Consent of Ryder Scott Company, L.P.
24.1+	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
99.1	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated, effective as of May 19, 2010 (Exhibit 10.A to our Current Report on Form 8-K filed with the SEC on May 20, 2010).

  + Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 9th day of August, 2010.

EL PASO CORPORATION

By:	/s/ Douglas L. Foshee
Douglas L. Foshee
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Robert W. Baker, John R. Sult and Marguerite N. Woung-Chapman, and each of them as attorneys-in-fact with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as indicated as of August 9, 2010.

Signature	Title

/s/ Douglas L. Foshee	Chairman of the Board, President and Chief Executive Officer
Douglas L. Foshee	(Principal Executive Officer)

/s/ John R. Sult	Executive Vice President and Chief Financial Officer
John R. Sult	(Principal Financial Officer)

/s/ Francis C. Olmsted III	Vice President and Controller
Francis C. Olmsted III	(Principal Accounting Officer)

/s/ J. Michael Talbert	Lead Director
J. Michael Talbert

/s/ Juan Carlos Braniff	Director
Juan Carlos Braniff

/s/ David W. Crane	Director
David W. Crane

/s/ Robert W. Goldman	Director
Robert W. Goldman

/s/ Anthony W. Hall, Jr.	Director
Anthony W. Hall, Jr.

/s/ Thomas R. Hix	Director
Thomas R. Hix

/s/ Ferrell P. McClean	Director
Ferrell P. McClean

/s/ Timothy J. Probert	Director
Timothy J. Probert

/s/ Steven J. Shapiro	Director
Steven J. Shapiro

/s/ Robert F. Vagt	Director
Robert F. Vagt

/s/ John L. Whitmire	Director
John L. Whitmire

Exhibit Index

Exhibit Number	Description
5.1+	Validity Opinion of Locke Lord Bissell & Liddell LLP.
23.1+	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1).
23.2+	Consent of Ernst & Young LLP.
23.3+	Consent of PricewaterhouseCoopers LLP.
23.4+	Consent of Ryder Scott Company, L.P.
24.1+	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
99.1	El Paso Corporation 2005 Omnibus Incentive Compensation Plan, as amended and restated, effective as of May 19, 2010 (Exhibit 10.A to our Current Report on Form 8-K filed with the SEC on May 20, 2010).

  + Filed herewith.